Exhibit 10.39

AGREEMENT

BETWEEN

ITPEU, AFL-CIO

AND

PARAGON SYSTEMS, INC.

Covering Employees at

FLETC, Glynco, GA

EFFECTIVE DATE :	March 1, 2002

February 28, 2005

TABLE OF CONTENTS

ARTICLE	TITLE
PREAMBLE
I	UNION RECOGNITION
II	UNION SECURITY & MEMBERSHIP
III	EQUAL OPPORTUNITY
IV	ACCESS TO UNIT
V	PROBATIONARY PERIOD
VI	SENIORITY
VII	DISCHARGE
VIII	GRIEVANCE PROCEDURE
IX	ARBITRATION
X	MILITARY LEAVE
XI	LEAVE OF ABSENCE
XII	BEREAVEMENT LEAVE
XIII	SHOP STEWARDS
XIV	LAYOFFS AND RECALLS
XV	WAGES
XVI	OVERTIME
XVII	HEALTH & WELFARE
XVIII	PENSION
XIX	VACATIONS
XX	UNIFORMS & REQUIRED EQUIPMENT
XXI	INDIVIDUALS CONTRACTS
XXII	NO STRIKEOUT – NO LOCKOUT
XXIII	HOLIDAYS
XXIV	SICK LEAVE
XXV	EMPLOYEE INJURY
XXVI	GOVERNMENT REQUIREMENTS
XXVII	GENERAL
XXVIII	DURATION

PREAMBLE

THIS AGREEMENT is entered into by and between Paragon Systems, Inc., hereinafter referred to as the “Company”, and ITPEU, AFL-CIO, hereinafter referred to as the “Union”, as representative of all non-supervisory employees, in the mutual interest of the employees and the Company to promote and further the efficiency and economy of operations, to provide orderly collective bargaining relations, a method for the prompt and equitable disposition of grievances, and a method for the establishment of fair wages, hours and working conditions for the employees covered hereunder.  In making this Agreement, it is recognized to be the duty of the parties to cooperate fully with each other, both individually and collectively, for the advancement of the purposes of this Agreement.

This Agreement supersedes any and all prior Agreements between the Company and the Union.

ARTICLE I - UNION RECOGNITION

Section A.

The Company hereby recognizes the Union as the sole bargaining agent for all of its Security Guard employees at FLETC, Glynco, GA hereinafter referred to as the Base.

Section B.

Whenever the words “employee” or “employees” are used in this Agreement, they designate only such employees as are covered by this Agreement.  Whenever in this Agreement employees or jobs are referred to in the male gender, it will be recognized as referring to both male and female employees.

Section C.

This Section understands that the parties hereto shall not use any leasing or subcontracting device to evade the terms of this Agreement.  The Company shall give a copy of this Agreement to the Contracting Officer at every Base where this Agreement is applicable.

ARTICLE II - UNION SECURITY AND MEMBERSHIP

Section A.

Union Shop Provision to take effect if prohibition law invalidated.

The provisions of Article II, Section A, shall be deemed to be of no force and effect in any state whose law governs this contract to the extent to which the making or enforcement of such provisions is contrary to statutes, constitutional amendment or the law of such state, provided, however, that whenever any such court of last resort having jurisdiction of such questions finds the state law to be invalid or inapplicable, the provisions of Section A above shall immediately thereupon be deemed to cover the bargaining unit or employees directly affected by such declaration of invalidity.

Section B.

If the provisions of Article II, Section A shall be deemed to be of no force and effect, the following shall govern: Employees who are members of the Union on the date of execution of this Agreement, and employees who join the Union subsequent to the execution hereof, shall maintain their membership in the Union as a condition of employment during the term thereof.

Section C.

The Company will deduct from the wages of any employee covered by this agreement said employee’s dues as a member of the Union upon receiving the employee’s voluntary and individual written authorization for the Company to make such deductions, signed by the employee.  The Union shall provide such authorization form.  The Company will pay over to the proper officer of the Union the wages withheld for such initiation fees and dues.  The remittance shall be accompanied by a list showing individual names, social security numbers; dates hired and amount deducted.  The total remittances are to be made not later than fifteen (15) days after deduction.  The Union shall advise the Company of the amount of the initiation fees and dues and the manner in which it shall be deducted.  The amount so withheld, less any amounts due to any improper withholding, shall be reported to the Union monthly.

Section D.

Payment for membership dues shall not be required as a condition of employment during leaves of absence without pay in excess of thirty (30) days or during period of permanent transfer to a classification not covered by this Agreement.

Section E.

In the event of termination of employment, there shall be no obligation upon the Company to collect dues until all other deductions have been made.

Section F.

The Company will make available to the Union a list of newly hired and terminated employees covered by this agreement.  Such lists will be prepared monthly and will show the Name, Social Security number, address, job classification and hire or termination date of such employees who were hired or terminated during the month for which the list is prepared.

Section G.

The Company shall notify the Union of all job openings within the unit covered by this Agreement.  The Union may refer applicants for such openings.  In interviewing and hiring for such job openings, the Company will not discriminate against any applicant referred by the Union.  Nothing in this contract, however, shall be construed to create an exclusive hiring hall arrangement, and the Company shall at all times be free to advertise and list said job openings from any sources available to the Company, including, but not limited to, employees employed by the Company at other locations of the Company or its franchisees not covered by this Agreement.

Section H.

The Company shall be the judge of the qualifications of its employees, but shall give full consideration, without prejudice to the members of the Union, provided that they have the necessary qualifications.

Section I.

The Union agrees to indemnify and save the Company harmless against any claim, suits, judgements or liabilities of any sort whatsoever arising out of the Company’s compliance with the provisions of this Union Security and Membership Article.

ARTICLE III - EQUAL OPPORTUNITY

Section A.

In accordance with the established policy of the Company and the Union, the provisions of this Agreement will apply equally to all employees hereunder, regardless of sex, color, age, race, creed or national origin.  The Company and the Union also recognize the desirability of implementing the national policy of providing equal opportunity to all persons and agree to work actively toward the implementation of that policy.

Section B.

There will be no discrimination against any employee on account of membership in, or activity on behalf of, the Union.

ARTICLE IV - ACCESS TO UNIT

Duly authorized representatives of the Union shall be permitted to investigate the standing of all employees and investigate conditions to see that the agreement is being enforced, provided that no interview shall be held during rush hours, or unreasonably interrupt the duties of the employee.  The Union Representative shall notify the Company before he/she shall take action with persons involved.  If the Employer is absent, the representative of the Union shall contact the person in charge of the shift and inform him of the circumstances.  The Employer and the Union representative shall conduct themselves in such manner as to carry out the intent and spirit of this section.

ARTICLE V - PROBATIONARY PERIOD

Section A.

Every new or rehired employee after a break in seniority under Article VI of this Agreement shall be on probation for the first ninety (90) days of such employment.

Section B.

At any time during the probationary period, an employee may be discharged for any reason, and any such employee so discharged shall not have the right to file a grievance or have other recourse to the grievance procedure.

SECTION C.

Any employee promoted to a job classification covered by this Collective Bargaining Agreement from a lower-paid classification shall be on probation for the first ninety (90) days of employment in the new classification.  At any time during such a probationary period, the Company may, for any reason, return the employee to that employee’s former position without any loss of seniority, and any such employee shall not have the right to file a grievance or have other recourse to the grievance procedure with regard to any such return to former classification.  A promoted employee shall, during the ninety (90) days of the period and thereafter, have the right to file a grievance and resort to the grievance procedure with regard to all other maters covered by this Agreement.

ARTICLE VI - SENIORITY

Section A.

It is agreed that the Company and the Union will meet for the purpose of establishing a seniority list for all employees employed in the unit at the time of the signing of the Agreement.  Said seniority list will be based upon official records of the Union, of the company, its predecessors, and State and Federal Agencies, not later than fifteen (15) days prior to the expiration of the Company’s contract covering the Base.  The Company shall furnish the Union and the successor contractor a list of its current employees together with their dates of hire and the dates their last vacation pay was paid by the Company.  The following Sections in this Article shall become applicable and shall be in force and effect upon the establishment of said seniority list.  In establishing the initial seniority list for employees at the time of the signing of this Agreement, employees transferred to the Base covered by this Agreement shall receive seniority in accordance with their tenure of service with the Company or its franchise as the case may be, regardless of where such service was performed.  Other employees transferred to the Base covered by this Agreement by the Company to fill vacancies shall likewise receive seniority in accordance with their tenure with the Company or its franchise, as the case may be, regardless of where such service was performed.  Seniority shall for all purposes of this Article be on the basis of job classification.

Section B.

In the event that the Company finds it necessary to lay-off employees for any reason, other than disciplinary, such lay-offs shall be on the basis of job classification, i.e., the employee on duty in the establishment where the layoff occurs having the shorter period of continuous service with the Company shall be laid off before any other employee having a longer period of continuous service.  The Company agrees to give preference to such laid off employees in re-employment.  Senior employees shall have preference of full-time employment at all times if equal distribution of work is impossible.  Senior employees may, however, exercise their seniority rights by taking a job in a lower classification.

Section C.

Employees shall have the right to select available work schedules by seniority in job assignments for which they are qualified.  Each employee shall be given his work schedule.

Section D.

Except as otherwise provided in Section A of this Article, seniority shall be measured from the date of the employee’s initial hire at the base with the Company or a predecessor employer engaged in providing similar services at the base, provided there has been no break in seniority under Section E of this Article.

Section E.

An employee shall lose his seniority upon his retirement, resignation or discharge for just cause.  An employee will be considered to have resigned if he:

(1)                                  fails to report to work on the day following expiration of an authorized leave of absence, unless failure to report is due to conditions recognized by the Company to be beyond the control of the employee and he reported such conditions as soon as possible;

(2)                                  is on lay-off for a period exceeding one (1) year;

(3)                                  is absent from work for two (2) consecutive work days without properly notifying the Company of the reason for absence even though the reason for such absence is beyond the control of the employee; or in any event, fails to report for work as scheduled without such reason;

(4)                                  fails, while on layoff, upon notice from the Company that work is available, to report to the Company for work as soon as practicable, but not later than seven (7) work days and provided that the employee notifies the Company within three (3) days of such notice that he will return to work within the seven (7) day period.

The Company fulfills its obligation under this Section by sending notice by telegram or by certified letter to the last known address of the employee.  It is the obligation of the employee to keep the Company informed of his current address and telephone number.

Section F.

An employee who has occupied a position with the Company covered by this agreement and who accepts a position with the Company in a classification not covered by this agreement will continue to accrue seniority for nine (9) months, after which period he shall retain his accumulated seniority, provided he remains in the employ of the employer.

ARTICLE VII - DISCHARGE

No employee shall be discharged without just cause, and all dismissals will be subject to the grievance procedure and arbitration clause.  All reprimands shall be in writing, with a copy given to the Shop Steward.  Each reprimand shall be cancelled after one (1) year.  Three (3) reprimands shall result in immediate dismissal.  Theft, intoxication on the job, failure to perform work as directed, illegal use of drugs and showing disrespect to management and government personnel, shall result in immediate dismissal, regardless of the number of prior reprimands.

ARTICLE VIII - GRIEVANCE PROCEDURE

Section A.

A grievance is defined as a claim or dispute by the employer or employee or the Union concerning the interpretation or the application of this Agreement.

Section B.

All grievances must be presented in writing and filed and processed in accordance with the following exclusive procedure:

Step 1:            The employee who has a grievance shall discuss it with the Project Manager either himself or through his steward.  If the grievance is not settled in the Step 1 meeting, it may be appealed by the Union Representative to the Project Manager to Step 2 within five (5) days of the Step 1 meeting.  Company grievances shall be processed beginning with Step 2.

Step 2:            The Union Representative and the Project Manager will discuss the grievance.  If the grievance is not disposed of to the satisfaction of the party filing the grievance at Step 2, the grievance may be appealed to Step 3 by the party or representative of the party filing the grievance by filing a written appeal to the opposing party within seven (7) days after Step 2.

Step 3:            Within seven (7) days after the appeal of the opposing party, the parties (the Company represented by its designated representative and the Union represented by its designated representative) will attempt to settle the grievance.  The party being complained against shall render the party’s decision within five (5) days of such meeting.  If the grievance is not disposed of to the satisfaction of the complaining party, the grievance may be appealed to arbitration by the party filing the grievance lodging a written appeal with the other party within ten (10) days of receipt of such written decision.

Section C.

A grievance involving discharge of an employee shall be brought directly to Step 2 and must be filed within five (5) days of discharge.

Section D.

A grievance not involving discharge shall be without effect unless filed in writing within seven (7) days from the date the complaining party discovered the facts or should have discovered the facts giving rise to the grievance.

Section E.

At any step of the grievance procedure, the Company or the Union may designate a substitute for the official designated herein other than persons who have previously participated in such grievance. The officially designated representative of either party may be accompanied by two (2) other persons at any Step of the procedure except Step 1. The parties may mutually agree that further representatives may be present.

Section F.

The time limits set forth in this Article may be extended mutually in writing. Time limits are exclusive of Saturday, Sunday and recognized holidays.

ARTICLE IX - ARBITRATION

Section A.

Within ten (10) days after the filing of the notice of the intent to submit the unsettled grievance to arbitration, the parties shall attempt to mutually select an impartial arbitrator. If the parties are unable to agree within five (5) days of that meeting upon the choice of an arbitrator, they shall request the Federal Mediation and Conciliation Service to submit a list of five (5) persons qualified to act as the impartial arbitrator. A representative of the Company and a representative of the Union shall meet within five (5) days of the receipt of the list and shall alternately strike two (2) names from the list, the party to strike first to be selected by lot. The fifth (5th), remaining person shall thereupon be selected as the impartial arbitrator.

Section B.

During the hearing, each party shall have full opportunity to present evidence and argument, both oral and documentary. The impartial arbitrator will render his finding and award in writing within fifteen (15) calendar days after the conclusion of the hearing. The decision of the impartial arbitrator shall be final and binding. The impartial arbitrator shall have no authority to modify, amend, revise, add to or subtract from any of the terms or conditions of this Agreement.

Section C.

The fees of the arbitrator and necessary expenses, including transcript, if desirable, of any arbitration proceeding shall be borne equally by the Company and the Union except that each party shall pay the fees of its own counsel or representative. If an employee witness is called by the Company, the Company will reimburse him for time lost at his regular straight time base rate.  If an employee witness is called by the Union or if an employee-grievant is present at the hearing, the Union will reimburse such personnel for time lost.

ARTICLE X - MILITARY LEAVE

Section A.

Employees shall be entitled to military leave in accordance with the Universal Military Training and Service Act. The company will comply with all requirements of that Act.

Section B.

An employee who is a member of a military reserve unit and who is required to participate in active training will be granted a leave of absence without pay for the period of such training duty, not to exceed thirty (30) days in any year.

Section C.

An employee applying for leave under this Article will give the Company at least five (5) working days notice prior to reporting date, if possible.

ARTICLE XI - LEAVE OF ABSENCE

Section A.

The Company may, at its complete discretion, grant employee leaves of absence for restoration health, medical, dental or other treatment, maternity leave, or employment by the Union. Any such leave, if granted, shall not prejudice seniority status for purposes of layoffs and recalls. Denial of any leave request is not subject to review under Article IX of this Agreement.

Section B.

Except as otherwise provided herein, a leave of absence under this Article will not be considered employment time for seniority purposes. For example, an employee works continuously for nine (9) months and is granted a thirty (30) day leave of absence without pay. When the employee returns to work he/she has nine (9) months seniority and will be required to work three (3) more months in order to have one (1) year of seniority.

Section C.

Upon return from a leave of absence, the employee will be returned to work for which he can qualify in his job classification on the basis of seniority.

Section D.

Any employee who engages in gainful employment without permission of the Company while on leave of absence shall be subject to discharge.

Section E.

All leaves of absence shall be in writing and for specific designated period of time and an employee may return to work earlier than the specifically designated date for his/her return only with the consent of the

Company.

ARTICLE XII - BEREAVEMENT LEAVE

Employees shall be entitled to paid bereavement leave as set forth in local addendum attached hereto.

ARTICLE XIII - SHOP STEWARDS

Section A.

Shop stewards shall be designated by the Union from the group he or she is to represent, and the Union will notify the Company of the duly designated shop steward (s) at the Base.

Section B.

The shop stewards shall not interfere with the management of the business or direct any work of any employee, but may advise the Company of any violations of the Agreement and also notify the employee participating therein.

Section C.

Prior to leaving the work area, the shop steward will request permission from the supervisor. The shop steward will not leave the work area during rush hours.

ARTICLE XIV - LAYOFFS AND RECALLS

In the event of a reduction of forces, the Company will give reasonable notice of layoff, under the circumstances, to the employees with the least seniority, and will recall employees in the reverse order, such recall to be by job classification. However, a laid-off employee from a facility other than the one in which the vacancy occurs may reject the offer, if it would require that employee to relocate, without loss of seniority and future right of recall.

ARTICLE XV - WAGES

The schedule of effective wage rates and job classifications for employees is set forth in the applicable local Addendum attached hereto.

ARTICLE XVI - OVERTIME

Section A.

One and one-half (1½) times the hourly rate of pay will be paid for all timed worked in excess of sixteen (16) hours a day.

Section B.

One and one-half (1½) times the hourly rate of pay will be paid for all hours worked in excess of (40) hours per week.

Section C.

A regular employee who has completed his shift, has left the Company property and is thereafter called for work at any time prior to two (2) hours before his next shift, will be provided with four (4) hours of work or pay therefor at the applicable rate.

Section D.

When a regular employee works on his scheduled day or days off, he will be entitled to work for the average number of daily hours performed by said employee or pay therefor at the applicable rate unless he consents to less time. No employee shall be compelled to accept overtime work, except in cases of emergency or when necessary to comply with governmental directives.

Section E.

An employee whose overtime work period continues into his following work day, will continue to receive overtime rates for all overtime so worked. If such overtime work period continues so that its termination falls within eight (8) hours prior to his resumption of work in the succeeding work day, he will receive one and one-half (1 & 1/2) times his hourly rate of pay for all time worked during his next regular work shift. The Company may, however, direct an employee to report for work after receiving eight (8) hours rest and if such rest period extends into the employee’s regular shift hours, he will receive no loss in his straight time base rate of pay.

Section F.

When an employee works more than eight (8) hours in any twenty-four (24) hour period due to a change in shift pursuant to his request, or in accordance with the regular rotation of employees, such employee shall receive only straight time for the second eight (8) hours or portion thereof worked during such twenty-four (24) hour period.

Section G.

When an employee works overtime beyond his shift, he will be entitled to a ten (10) minute rest period at the completion of his regular shift, and another such rest period at the completion of his tenth (10th) consecutive hour if he is required to work beyond ten (10) hours. On the same basis, similar rest periods will be provided after each additional two (2) hours worked, such periods will be scheduled as near to the appointed time as practicable, subject to requirements of the service.

Section H.

Overtime work will be distributed among the employees qualified to perform the work necessitating overtime within the appropriate crew or shift as equitably as practicable. Overtime lists will be made available to shop stewards on request. The Company will give as much notice of overtime as practicable.

Section I.

No overtime will be worked except by prior direction of the proper supervisory personnel of the Company, except in case of emergency and when prior authority cannot be obtained.

Section J.

For overtime purposes, a day is the twenty-four (24) hour period beginning with the starting time of the employee’s regular work shift. No employee shall work more than sixteen (16) hours in any given day.

Section K.

Nothing herein shall be construed to require or permit the pyramiding of overtime or overtime pay.

ARTICLE XVII - HEALTH AND WELFARE

The Company shall pay the Health and Welfare Benefits as set forth in the applicable local Addendum attached hereto, not to exceed eight (8) hours per day or forty (40) hours per week for each employee.

In executing this Agreement, the Company agrees to be bound by the terms and conditions of the Agreement and Declaration of Trust establishing the ITPE-Health and Welfare Fund and any amendment duly adopted thereto. The Company further agrees to be bound by all resolutions and other actions taken by the Board of Trustees of such Fund.

ARTICLE XVII - PENSION

The Company shall pay pension benefits as set forth in the applicable local Addendum attached hereto, not to exceed eight (8) hours per day or forty (40) hours per week for each employee

In executing this Agreement, the Company agrees to be bound by the terms and conditions of the Agreement and Declaration of Trust establishing the ITPE-Pension Fund and any amendment duly adopted thereto. The Company further agrees to be bound by all resolutions and other actions taken by the Board of Trustees of such Fund.

ARTICLE XIX - VACATIONS

Section A.

Employees shall be entitled to paid vacations as set forth in the applicable local Addendum attached hereto.

Section B.

Vacations will not be accumulated from year to year, nor taken back to back. If the Company consents, the employee may elect not to take his vacation, in which case he will receive pay in lieu thereof, on the anniversary date of his employment.  The employee may take his vacation in more than one segment with the consent of the Company.

Section C.

An employee will receive an extra day’s vacation or be paid an extra day’s pay for a paid holiday which falls within his vacation period, in accordance with the provisions of Article XXIII - Holidays.

Section D.

Vacations will be granted at times most desired by employees in order of their seniority within their work shifts, but the final right as to allotment and scheduling of vacation periods is reserved to the Company in order to assure the orderly operation of its business. Except in cases of emergency, a vacation period once assigned will not be cancelled by the Company except with agreement of the employee.

Section E.

Temporary layoffs or leaves of absence during the year will not interrupt the continuity of service for the purpose of eligibility for vacation, and shall be counted toward the required year for each vacation period.

ARTICLE XX - UNIFORMS

Proper uniforms and safety equipment will be furnished and laundered by the Company without cost to the employee. However, the Company may require or permit employees to launder and maintain uniforms furnished by the Company. When any employee is required or permitted to launder and maintain Company furnished uniforms, he/she will be compensated in accordance with the provisions of the applicable local addendum hereto.  (Such payments shall not be for more than eight (8) hours per day or forty (40) hours per week for each employee.) Employees will provide their own undergarments, socks, shoes, belts and other personal items in accordance with the government contract in effect with the Company.

ARTICLE XXI - INDIVIDUAL CONTRACTS

No employee shall be compelled or allowed to enter into any individual contract or agreement with the Company concerning the conditions of employment herein.

ARTICLE XXII - NO STRIKE - NO LOCKOUT

Section A.

During the term of this Agreement, the Union shall not authorize, cause or engage in, sanction or assist in any work stoppage, strike or slow down of operations.

Section B.

During the term of this Agreement, the Company shall not cause, permit or engage in any lockout of its employees.

Section C.

The Company reserves the right to discharge or otherwise discipline any employee taking part in any violation of this provision of the Agreement.

ARTICLE XXIII - HOLIDAYS

Section A.

Holidays, for which every employee will be compensated at the hourly base rate of pay, are set forth in the applicable local Addendum attached hereto. In computing the number of hours for which an employee is entitled to compensation, the proportion which the average number of hours worked by an employee during the preceding normal work week bears to forty (40) hours shall be applied to eight (8) hours to determine the number of paid hours said employee is entitled to receive. For example, if an employee worked thirty (30) hours during the normal work week preceding the holiday week, his holiday pay would be computed by 3/4 (30/40) of eight (8) hours and multiplying the resulting six (6) hours by his hourly base rate of pay.

Section B.

Any work performed on a holiday will be paid at the employee’s regular rate of pay in addition to the holiday pay. If any of the named holidays fall on a non-working day, the employees shall either observe the holiday on the following working day or shall receive pay for their average number of hours normally worked in lieu of the observance above their normal compensation for work performed.

Section C.

In the event that one of the holidays shall occur during the employee’s vacation, the employee will receive an additional day of paid vacation, unless the employee and the Company agree that he may receive pay in lieu thereof.

Section D.

When the Company requires work on any shift on a holiday, the Company will first seek qualified volunteers for such work.  If there are not enough volunteers for such work, the Company will select qualified employees to protect the work to be performed in reverse seniority; however, if too many volunteer, the Company will select qualified employees to protect the work in order of seniority.

Section E.

In order for an employee to qualify for a paid holiday, he must have worked his regularly scheduled work day immediately preceding the holiday and his regularly scheduled work day immediately following the holiday, unless excused by reason of illness, bereavement leave or other good cause.

ARTICLE XXIV - SICK LEAVE

Sick leave will be paid as set forth in local addendum attached hereto.

ARTICLE XXV - EMPLOYEE INJURY

The Company shall abide by all applicable laws regarding treatment of and benefits for employees who are injured on the job.

ARTICLE XXVI - GOVERNMENT REQUIREMENTS

The Union agrees to cooperate with the Company in all matters required by the United States Government, and the Union recognizes that the terms and conditions of the Agreement are subject to certain sovereign priorities which the United States Government may exercise. The Union agrees that any actions taken by the Company pursuant to a requirement of the United States Government shall not constitute a breach of this Agreement.

Nothing in this Agreement shall be construed to prevent institution of any change prior to discussion with the Union where immediate change is required by the United States Government.  The Company will however, negotiate with the Union concerning effects of any such change.

ARTICLE XXVII - GENERAL

Section A.

This Agreement, when accepted by the parties hereto and signed by the respective representatives thereunto duly authorized, shall constitute the sole agreement between them involving the employees covered by this Agreement. Any alteration or modification of this agreement must be made by and between the parties hereto and must be in writing.

Section B.

In the event any provision of this Agreement is declared invalid by any competent court or governmental agency on account of existing or future legislation, such invalidation shall not affect the remaining provisions of this Agreement.

Section C.

Any employee leaving the service of the Company will, upon request from the employee, be furnished with a letter setting forth the Company’s record of his job classification, stating his length of service and beginning and ending rate of pay.

Section D.

Employees entering the service of the Company may be required to take a physical examination, random drug testing, height must be proportional, to weight, MMPI exam and any other medical or physical requirements according to the RFP specified by the Company.  Any time thereafter an employee may be subjected to further physical examinations during the course of his employment or recall to service after layoff or leave of absence.

Where the Collective Bargaining Agreement is in conflict with the requirements of the Company’s obligation to the government, the government will take precedence.

Section E.

Company payroll records with respect to any employee in the unit whose pay is questioned will be provided upon request of the Union within a reasonable period of time, except for payroll records with respect to the current period with respect to such an employee, which may be examined by the Union upon reasonable request during business hours.

Section F.

Subject to the express limitations of this Agreement, the Company retains the sole and exclusive right in its discretion to manage its business, to hire, discharge for cause, layoff, assign, transfer, promote or demote employees, to determine the starting and quitting time, to establish or discontinue or change operations, productions, or work standards, or plant rules, provided, however, that with respect to any action which results in a change in established work rules, existing hours of work or the size of the work force, the Company shall give prior notice to the Union before taking such action and shall afford the Union a reasonable opportunity to negotiate on such matters. Nothing herein shall prevent individual employees, either alone or with a Union representative, from consulting with Company representatives on problems relating to their individual work schedules.

ARTICLE XXXI - DURATION

Section A.

This agreement shall become effective March 1, 2002 and shall continue in full force and effect until February 28, 2005, and shall renew itself each successive October 1st thereafter unless written notice of an intended change is served in accordance with the Labor Management Relations Act, as amended, by either party hereto at least sixty (60) days but not more than ninety (90) days prior to the termination date of the contract.

Section B.

For the purpose of negotiating changes in wages, group insurance contributions, sick leave, vacation and holidays, as well as changes in or the introduction of other fringe benefit programs, the parties shall meet on or about January 1st of each contract year. If the parties are unable to reach agreement by sixty (60) days of each year, either party may terminate this Agreement upon ten- (10) days written notice to the other party.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement this 1ST day of MARCH, 2002.

FOR THE UNION:	FOR THE COMPANY:

ITPEU, AFL-CIO	PARAGON SYSTEMS, Inc.

/s/ Dennis M. Conley	/s/ Charles Keathley
Dennis M. Conley	CHARLES KEATHLEY
Representative	President

ADDENDUM

WHEREAS, Paragon Systems, Inc. (hereinafter referred to as the “Company”) and the (hereinafter referred to as the “Union”) have entered into a Agreement on March 01, 2002 and;

WHEREAS, the Union has been duly designated by the Company’s non-supervisory employees at Federal Law Enforcement Training Center, Glynco, GA (Security Officers) as their collective bargaining representative and;

WHEREAS, the aforementioned Agreement provides for the Company and the Union to negotiate wages and fringe benefits for each facility covered thereby and to enter into an Addendum setting forth these economic terms,

NOW THEREFORE, it is hereby agreed as follows:

WAGES

	CURRENT	EFFECTIVE OCTOBER 01, 2003

Captain	$15.77	$16.27

Sergeant	$13.40	$13.90

Security Police Officer	$12.36	$12.86

Administrative Assistant	$13.14	$13.64

Lead Switchboard Operator	$10.49	$10.99

Switchboard Operator	$9.49	$9.99

Switchboard/ Clerk	$8.46	$8.96

Lead Word Processor	$10.77	$11.27

Senior Word Processor	$11.77	$12.27

Word Processor I	$9.77	$10.27

CCTV Operator	$9.06	$9.56

Dispatcher/Clerk	$11.10	$11.60

Clerk	$8.46	$8.96

PARAGON SYSTEMS, INC.

FLETC, GLYNCO, GA.

1

HEALTH AND WELFARE

CURRENT:

The Company shall contribute to the ITPE Health and Welfare Plan the sum of Two dollars and twenty-five cents ($ 2.25) per hour for all straight time hours worked plus all hours of paid vacation, holidays and sick leave, for each and every employee covered by this Agreement.

In executing this Agreement, the Company agrees to be bound by the terms and conditions of the Agreement and Declaration of Trust establishing the ITPE Health and Welfare Plan and any amendments duly adopted thereto.

The Company further agrees to be bound by all resolutions and other actions taken by the Board of Trustees of such Plan.

EFFECTIVE OCTOBER 01, 2003:

The Company shall contribute to the ITPE Health and Welfare Plan the sum of Two dollars and thirty-six cents ($ 2.36) per hour for all straight time hours worked plus all hours of paid vacation, holidays and sick leave, for each and every employee covered by this Agreement.

In executing this Agreement, the Company agrees to be bound by the terms and conditions of the Agreement and Declaration of Trust establishing the ITPE Health and Welfare Plan and any amendments duly adopted thereto.

The Company further agrees to be bound by all resolutions and other actions taken by the Board of Trustees of such Plan.

PENSION

CURRENT & EFFECTIVE OCTOBER 01, 2003:

The Company shall contribute to the ITPE Pension Plan the sum of One Dollar ($ 1.00) per hour for all straight time hours worked plus all hours of paid vacation, holidays and sick leave, for each and every employee covered by this Agreement.

In executing this Agreement, the Company agrees to be bound by the terms and conditions of the Agreement and Declaration of Trust establishing the ITPE Pension Plan and any amendments duly adopted thereto.

The Company further agrees to be bound by all resolutions and other actions taken by the Board of Trustees of such Plan.

2

ANNUAL BENEFIT FUND

CURRENT:

For the purpose of providing vacation, holidays, sick leave, bereavement leave, jury duty and other benefits, the Company shall contribute to the ITPE Annual Benefit Fund the sum of Two dollars and thirty-six cents ($ 2.36) per hour worked by each and every employee covered by this Agreement and/or for each hour for which the Company makes, or is required to make, direct payment of wages to such employee.

In executing this Addendum, the Company agrees to be bound by the terms and conditions of the Agreement and Declaration of Trust establishing the ITPE Annual Benefit Plan created thereunder. The Company further agrees to be bound by any amendments to the aforesaid Agreement and Declaration of Trust and Plan, together with all resolutions and other actions duly adopted by the Board of Trustees of the ITPE Annual Benefit Fund.

The vacation, holidays, sick leave, bereavement leave, jury duty and other benefits provided under this Agreement and the eligibility requirements for such benefits shall be specified in the ITPE Annual Benefit Plan.

EFFECTIVE OCTOBER 1, 2003:

For the purpose of providing vacation, holidays, sick leave, bereavement leave, jury duty and other benefits, the Company shall contribute to the ITPE Annual Benefit Fund the sum of Two dollars and forty-four cents ($ 2.44) per hour worked by each and every employee covered by this Agreement and/or for each hour for which the Company makes, or is required to make, direct payment of wages to such employee.

In executing this Addendum, the Company agrees to be bound by the terms and conditions of the Agreement and Declaration of Trust establishing the ITPE Annual Benefit Plan created thereunder. The Company further agrees to be bound by any amendments to the aforesaid Agreement and Declaration of Trust and Plan, together with all resolutions and other actions duly adopted by the Board of Trustees of the ITPE Annual Benefit Fund.

The vacation, holidays, sick leave, bereavement leave, jury duty and other benefits provided under this Agreement and the eligibility requirements for such benefits shall be specified in the ITPE Annual Benefit Plan.

UNIFORM ALLOWANCE

CURRENT & EFFECTIVE:

All employees will receive an allowance of twenty cents ($.20) paid directly to the employee per hour worked for the laundering and maintenance of company-provided uniforms. Upon termination of employment, all clothing and equipment issued to the employee shall be returned to the Employer in good condition.

3

IN WITNESS WHEREOF, the parties hereto have executed this Agreement this                     day of                                , 2003.

FOR THE UNION:	FOR THE COMPANY:

INDUSTRIAL TECHNICAL AND PROFESSIONAL	PARAGON SYSTEMS, INC.
EMPLOYEES UNION, AFL-CIO

/s/ Dennis M. Conley	/s/ Charles Keathley
DENNIS M. CONLEY	CHARLES KEATHLEY
ITPE Representative	President

4